Exhibit 99.1

Contacts Media: Elizabeth Kuronen +1 910 558 7785 elizabeth.kuronen@ppdi.com Analysts/Investors: Luke Heagle +1 910 558 7585 luke.heagle@ppdi.com

FOR IMMEDIATE RELEASE

PPD Announces Shareholder Approval of Merger with

Affiliates of The Carlyle Group and Hellman & Friedman

WILMINGTON, N.C., (November 30, 2011) – Pharmaceutical Product Development, Inc. (Nasdaq: PPDI) today announced that its shareholders have voted to approve the adoption of the agreement and plan of merger, dated October 2, 2011, providing for the merger of the company with an entity controlled by affiliates of The Carlyle Group and affiliates of Hellman & Friedman, at a special meeting of shareholders held today.

Approximately 96.4% of the shares voting at today’s special meeting of shareholders voted in favor of the adoption of the merger agreement, which represented approximately 75.6% of the company’s total outstanding shares of common stock as of the October 24, 2011 record date. A quorum of 78.4% of the company’s total outstanding shares of common stock as of the October 24, 2011 record date voted at the meeting.

Upon consummation of the merger, the company’s shareholders will receive $33.25 in cash for each share of the company’s common stock. The transaction is subject to certain remaining customary closing conditions as set forth in the merger agreement and discussed in detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission by PPD on October 28, 2011 and supplemented on November 14, 2011.

About PPD

PPD is a leading global contract research organization providing drug discovery, development and lifecycle management services. Our clients and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 44 countries and more than 11,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a commitment to quality to help clients and partners accelerate the delivery of safe and effective therapeutics and maximize the returns on their R&D investments. For more information, visit www.ppdi.com.

Except for historical information, all of the statements, expectations and assumptions, including statements, expectations and assumptions about the merger, contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based and could cause actual results to differ materially from the forward-looking statements. Other important factors which could cause future results to differ materially include the following: risks that the merger might not close; risks that PPD might lose customers and/or employees as a result of announcement of the merger; overall global economic conditions; economic conditions, research and development spending, and outsourcing trends in the pharmaceutical, biotechnology and government-sponsored research sectors; consolidation in the pharmaceutical and biotechnology industries; competition in the outsourcing industry; PPD’s ability to win new business; loss, delay or modification of large contracts; higher-than-expected cancellation rates; the rate of conversion of backlog into revenue; actual operating performance; fluctuations in currency exchange rates; the ability to attract, integrate and retain key personnel; and risks associated with and dependence on strategic relationships. These and other PPD risk factors are set forth in more detail from time to time in our SEC filings, copies of which are available free of charge upon request from PPD’s investor relations department. PPD assumes no obligation and expressly disclaims any duty to update these forward-looking statements in the future, except as required by applicable law. These forward-looking statements should not be relied upon as representing PPD’s estimates or views as of any date subsequent to the date hereof.